POWER OF ATTORNEY

Know all by these presents, that the Estate of James Wesley Ayers, hereby constitutes and appoints each of James Jonathan Ayers, James Austin McPherson, Alison Shores, Patton Webb, Sehrish Siddiqui, D. Scott Holley and Jessica Lach (each an "Authorized Individual", and together, the "Authorized Individuals", as such term is defined in the EDGAR Filer Manual, as amended or modified from time to time (the "EDGAR Filer Manual")) or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute for and on behalf of the Estate of James Wesley Ayers and submit to the United States Securities and Exchange Commission (the "SEC"), a notarized Form ID, any documentation or amendments relative thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Estate of James Wesley Ayers to make electronic filings with the SEC;

(2) act as an account administrator for the undersigned's EDGAR account, including the authority and power to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(3) prepare, execute for and on behalf of the Estate of James Wesley Ayers and submit to the SEC or any state securities regulatory authority, in the undersigned's capacity as an authorized person and/or executor of the Estate of James Wesley Ayers, federal and state securities laws filings;

(4) cause the Estate of James Wesley Ayers to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Estate of James Wesley Ayers's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;

(5) execute for and on behalf of the undersigned, in the undersigned's capacity as an authorized representative or executor of the Estate of James Wesley Ayers, Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended, Forms 3, 4, and 5, and any Schedules 13D or 13G required to be filed in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder; and

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Authorized Individual, may be of benefit to, in the best interest of, or legally required by, the undersigned Estate of James Wesley Ayers, it being understood that the documents executed by such Authorized Individual on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Authorized Individual may approve in such Authorized Individual's discretion.

The undersigned hereby grants to the Authorized Individuals full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such Authorized Individual, or such Authorized Individual's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by him or her in his or her capacity as a current or former authorized person and/or executor of the Estate of James Wesley Ayers. The undersigned acknowledges that the foregoing Authorized Individuals, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the Estate of James Wesley Ayers to comply with any state or federal securities laws, or rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing Authorized Individuals.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of May, 2025.

ESTATE OF JAMES WESLEY AYERS

Name: James Jonathan Ayers
Title: Co-Executor

STATE OF Tennessee)

COUNTY OF Davidson)

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, James Jonathan Ayers, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is a Co-Executor of the Estate of James Wesley Ayers, and is authorized by the Estate of James Wesley Ayers to execute this instrument on behalf of the Estate of James Wesley Ayers.

WITNESS my hand, at office, this 5th day of May, 2025.

Steven Simmons
NOTARY PUBLIC

My Commission Expires: 9-7-26

STEVEN SIMMONS STATE OF TENNESSEE NOTARY PUBLIC DAVIDSON COUNTY MY COMMISSION EXPIRES 9-7-2026

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of May, 2025.

ESTATE OF JAMES WESLEY AYERS

Name: James Austin McPherson
Title: Co-Executor

STATE OF Georgia)
COUNTY OF Jeff Davis)

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, James Austin McPherson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is a Co-Executor of the Estate of James Wesley Ayers, and is authorized by the Estate of James Wesley Ayers to execute this instrument on behalf of the Estate of James Wesley Ayers.

WITNESS my hand, at office, this 5th day of May, 2025.

NOTARY PUBLIC

My Commission Expires: 2/10/2029